Exhibit 10.1


                        SERVICE AND REPURCHASE AGREEMENT


                  This Master Services Agreement (the "Agreement"), is entered into as of January 31, 2007, by and between Optionable,Inc., a Delaware corporation ("Optionable"), Opex International, Inc., a New York Corporation ("OPEX"), and Kevin D'Andrea, a shareholder of OPEX.

                  WHEREAS, Optionable owns and operates an Over-the-Counter ("OTC") derivatives brokerage business;

                  WHEREAS, OPEX operates a Natural Gas and Crude Oil brokerage business on the floor of the New York Mercantile Exchange (the "Floor Brokerage Business");

                  WHEREAS, Optionable will provide business development, support, and administrative services to OPEX for a fee;

                  WHEREAS, Kevin D'Andrea owns 51% of the issued and outstanding shares of common stock of OPEX for an initial investment of $5,100;

                  WHEREAS, Optionable owns 49% of the issued and outstanding shares of common stock of OPEX and 100% of the issued and outstanding shares of preferred stock of OPEX, for a total investment of $494,000;

                  WHEREAS, the parties wish to restrict the share ownership of OPEX to its current owners;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Floor Brokerage Services: Optionable will provide business development, support, and administrative services to OPEX in support of the Floor Brokerage Business. In consideration for such services, Optionable will charge to OPEX the following:

o 110% of the business development, support, and administrative services expenses incurred directly and indirectly by Optionable in connection with the floor brokerage business of OPEX. Such expenses include, but are not limited to, fixed and variable compensation of personnel associated with the floor brokerage business, business development expenses, sales and marketing expenses, seat lease, and a portion of the administrative costs incurred by Optionable to support the floor business brokerage.

o This charge is payable monthly in arrears to Optionable, out of available working capital of OPEX. Optionable shall send a reasonably detailed invoice to OPEX on or before the tenth business day of each month, setting forth the charges for the immediately prior month.

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o        All invoices shall be due and payable within 30 calendar days. Unpaid amounts shall bear interest at the rate of 9% a month from and after such 30th day until paid in full.

2. Kevin D'Andrea hereby grants Optionable an option to purchase his 5,100 shares of OPEX for [confidential treatment request has been submitted]. This option may be exercised by Optionable at any time during a term (the "Term") commencing on the date hereof and terminating 10 years from the date hereof.

o The option may only be exercised for the entire 5,100 shares; partial exercises are not permitted.

o The option shall be exercised by delivery of the Exercise Notice, attached hereto as Exhibit A, to Kevin D'Andrea (or to his executor or legal representative, in the event he is deceased or disabled), together with the full purchase price.

o Kevin D'Andrea shall deliver to Optionable the certificate(s) representing the 5,100 shares within five days after delivery of the Exercise Notice. If the certificates are not timely delivered, they shall be deemed cancelled, and Optionable shall be entitled to a new certificate for the 5,100 shares, and shall be deemed to be the bona fide owner thereof for all intents and purposes.

o In the event Kevin D'Andrea resigns from his position at OPEX, Kevin D'Andrea must give 90 days notice to OPEX's board of directors.

3. Kevin D'Andrea may only sell his shares to Optionable. In addition, it is the intent of the parties that, upon exercise of its option, Optionable will be transferred ownership of the 5,100 shares free and clear of all liens and encumbrances. Accordingly, Kevin D'Andrea agrees not to borrow against, permit a lien to be placed on, or otherwise directly or indirectly encumber his shares. In addition, during the Term of the option OPEX shall not issue any additional shares of its capital stock (including instruments exercisable for, or convertible into, shares of its capital stock), without the prior written consent of Optionable.

4. Representations and Warranties

      a. Optionable hereby represents and warrants that:

            i. it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            ii. this Agreement has been duly executed and delivered by
                Optionable and constitutes the legal, valid and binding obligation of Optionable, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).

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      b. OPEX hereby represents and warrants that:

            i. it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            ii. this Agreement has been duly executed and delivered by OPEX and constitutes the legal, valid and binding obligation of OPEX, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).

      c. Kevin D'Andrea hereby represents and warrants that:

            i. he has all requisite power and authority to execute and deliver this Agreement and to perform his obligations hereunder;

            ii. this Agreement has been duly executed and delivered by him and constitutes the legal, valid and binding obligation of him, enforceable against him in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law);

           iii. he is the record and beneficial owner of the 5,100 shares, which he owns free and clear of all liens and encumbrances.

5. Board of Directors

      a. The Board of Directors of OPEX shall consist of three members, two of whom shall be designees of Optionable (the "Optionable Directors") and one of whom shall be a designee of Kevin D'Andrea (the "OPEX Director"). The Optionable Directors may not be removed or replaced, except (i) by action of Optionable or (ii) upon termination or expiration of this Agreement.

      b. The initial Optionable Directors shall be Kevin Cassidy and Edward J. O'Connor. The initial OPEX Director shall be Kevin D'Andrea.

      c. OPEX and Kevin D'Andrea shall take all appropriate action to ensure that the OPEX charter documents are appropriately modified, if necessary, to effectuate the actions required by this Section 5.

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6. Termination

The obligations of the parties under Section 1 of this Agreement shall terminate upon the occurrence of the following events:
               o Bankruptcy, receivership, or dissolution of OPEX or Optionable;
               o The purchase by Optionable of all the stock of OPEX
               o The death, disability, expulsion, bankruptcy, resignation, or retirement and the payment in full of the purchase price therefore.

Notwithstanding the foregoing, Optionable's rights under its option shall not terminate until the expiration of the option's Term.

Termination of this Agreement does not affect a party's accrued rights and obligations at the date of termination.

7. Miscellaneous

   a. Neither party shall make any disclosure relating to this Agreement or its terms (collectively, "Confidential Information") to a third party (other than the party's employees, agents, affiliates, accountants or professional advisors who have a need to know such information and have agreed to keep such terms confidential) without the prior approval of the other party, except (i) as may be required by law or otherwise in connection with discussions with regulators or other governmental authorities, including any regulated exchange, or (ii) at such time as such Confidential Information becomes known by the general public (or generally known within the financial services, trading or commodity markets communities) other than through violation of this paragraph.

   b. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties, and no provision of this Agreement may be waived except in a writing signed by the relevant party.

   c. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

   d. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

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                  If to Optionable:

                  Optionable, Inc.
                  465 Columbus Avenue, Suite 280
                  Valhalla, NY 10595
                  Attn:  Kevin P. Cassidy, Chief Executive Officer
                  Fax:  (914) 773-1890

                  If to OPEX:

                  465 Columbus Avenue, Suite 280
                  Valhalla, NY 10595
                  Attn: ______________
                  Fax:  (914) 773-1890

                  If to Kevin D'Andrea:
                  465 Columbus Avenue, Suite 280
                  Valhalla, NY 10595
                  Fax:  (914) 773-1890

or at such other address the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

   e. This Agreement shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflict of law principles thereof.



                    [Signatures appear on the following page]

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                  IN WITNESS  WHEREOF,  this Agreement has been signed by or on behalf of each of the parties as of the day first above written.



                                              OPTIONABLE, INC.



                                              By: /s/  Kevin P. Cassidy
                                                  Name: Kevin P. Cassidy
                                                  Title: Chief Executive Officer


                                              OPEX INTERNATIONAL, INC.



                                              By:       Kevin D'Andrea
                                                  Name: Kevin D'Andrea


                                              KEVIN D'ANDREA



                                                        Kevin D'Andrea

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                                    Exhibit A



                            OPEX INTERNATIONAL, INC.

                   NOTICE OF EXERCISE OF STOCK PURCHASE OPTION

         The undersigned hereby exercises the Stock Purchase Option granted by Kevin D'Andrea and hereby purchases 5,100 shares of Common Stock of Opex International, Inc. pursuant to said Option.

         Enclosed is a check in the sum of $20,400 in full payment for such shares.



OPTIONABLE, INC.



By:
         Name:
         Title:



Date: